UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant X

Filed by a Party other than the Registrant __

Check the appropriate box:

__        Preliminary Proxy Statement      __    Confidential, for Use of the
                                                 Commission Only  (as permitted
                                                  by Rule 14a-6(e)(2))

X        Definitive Proxy Statement

__        Definitive Additional Materials

__        Soliciting Material Pursuant to ss. 240.14a-12


                              CAVALIER HOMES, INC.
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X        No fee required.
__       Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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

         (5) Total fee paid:

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__        Fee paid previously with preliminary materials.

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__        Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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










                                 April 18, 2006


Dear Stockholder:

                  You are cordially invited to join us at our 2006 Annual Meeting of Stockholders to be held on Tuesday, May 23, 2006, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama. At the meeting, we will consider the election of directors, the selection by the Board of Directors of Carr, Riggs & Ingram, LLC as independent registered public accountants for the Company and any other business as may properly come before the Annual Meeting.

                  Stockholders of the Company who are unable to be present personally at the Annual Meeting may vote by proxy. The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully. You will also find enclosed a copy of the Company's Annual Report for the year ended December 31, 2005, which we encourage you to read.

                  It is important that your shares be voted at the meeting. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed form of proxy promptly so that the Company may be assured of the presence of a quorum. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                  We look forward to seeing you on May 23rd.


                                          Sincerely yours,

                                          CAVALIER HOMES, INC.






                                          Barry B. Donnell
                                          Chairman of the Board






                                          David A. Roberson
                                          President and Chief Executive Officer

                              CAVALIER HOMES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2006


TO THE STOCKHOLDERS OF CAVALIER HOMES, INC.:

                  The Annual Meeting of Stockholders of Cavalier Homes, Inc., a Delaware corporation (the "Company"), will be held at The Summit Club,
                            --------
Suite 3100, AmSouth Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama on Tuesday, May 23, 2006, at 10:00 A.M., C.D.T., for the following purposes:

                  (1)      To elect seven directors;

                  (2) To consider the ratification and approval of the appointment by the Board of Directors of Carr, Riggs & Ingram, LLC as independent registered public accountants for the Company; and

                  (3) To transact such other business as may properly come before the meeting.

                  Details respecting these matters are set forth in the accompanying Proxy Statement.

                  Holders of record of the Common Stock of the Company at the close of business on March 27, 2006, are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of the Company who are entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting at 32 Wilson Blvd. 100, Addison, Alabama, and at the Annual Meeting, for any purpose germane to the meeting. The meeting may be adjourned from time to time without notice other than such notice as may be given at the meeting or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjourned meeting.

                  You are cordially invited to attend the Annual Meeting of the Stockholders of your Company, and we hope you will be present at the meeting.

                  WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE MEETING. A postage-paid envelope is enclosed for your convenience in returning your proxy to the Company.

                                             BY ORDER OF THE BOARD OF DIRECTORS





                                             Michael R. Murphy
                                             Secretary

Post Office Box 540
32 Wilson Boulevard 100
Addison, Alabama 35540
April 18, 2006

                              CAVALIER HOMES, INC.
                               POST OFFICE BOX 540
                             32 WILSON BOULEVARD 100
                             ADDISON, ALABAMA 35540

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2006


                  The accompanying proxy is solicited on behalf of the Board of Directors of Cavalier Homes, Inc., a Delaware corporation (the "Company"), for
                                                                --------
use at the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held at The Summit Club, Suite 3100, AmSouth Harbert
 --------------
Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Tuesday, May 23, 2006, at 10:00 A.M., C.D.T. This Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about April 18, 2006.


                               GENERAL INFORMATION

Outstanding Voting Shares; Voting Procedures

                  Holders of record of the Common Stock of the Company outstanding at the close of business on March 27, 2006 are entitled to notice of, and to vote at, the Annual Meeting. A total of 18,333,905 shares of Common Stock were outstanding on such date and will be entitled to vote at the Annual Meeting. Each holder of shares of Common Stock entitled to vote has the right to one vote for each share held of record on the record date for each matter to be voted upon.

                  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company entitled to vote, consisting of at least 9,166,953 shares, is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" will be treated as present for purposes of determining a quorum. In accordance with the Amended and Restated By-laws of the Company, as amended (the "By-laws"), the seven nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the outcome of the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval and ratification of the selection of the Company's independent auditors and for approval of all other matters. Abstentions will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to the ratification of the selection of the Company's independent auditors and approval of any other matters coming before the stockholders meeting; and, accordingly, will have the same effect as a negative vote. Broker non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote.

Voting Your Proxy

                  Proxies, in the form enclosed, properly executed by a stockholder and returned to the Board of Directors of the Company, with instructions specified thereon, will be voted at the Annual Meeting in accordance with such instructions. If no specification is made, a properly executed proxy will be voted in favor of:

                  (i) The election to the Board of Directors of the seven nominees named in this Proxy Statement; and
                  (ii) The ratification of action taken by the Board of Directors in selecting Carr, Riggs & Ingram, LLC as independent registered public accountants for the Company.

                  As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration or action at the Annual Meeting other than the matters stated above. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                  A stockholder may revoke a proxy by notice in writing delivered to the Secretary of the Company, Michael R. Murphy, at any time before it is exercised. A proxy may also be revoked by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke a proxy previously given to the Company.

Costs of Solicitation

                  The cost of soliciting proxies, including the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. The Company may reimburse investment bankers, brokers and other nominees for their expenses incurred in obtaining voting instructions from beneficial owners of Common Stock held of record by such investment bankers, brokers and other nominees; however, the Company has not entered into any written contract or arrangement for such repayment of expenses. In addition to the use of mails, proxies may be solicited by personal interview, telephone or facsimile machine by the directors, officers and employees of the Company, without additional compensation.

                              ELECTION OF DIRECTORS

                  The By-laws of the Company provide for a Board of Directors of not fewer than one nor more than ten members, the exact number to be determined by resolution of the Board of Directors. The present Board of Directors has fixed the number of directors at eight members and proposes the election of the seven persons listed below, each of whom has consented to being named and to serving in such capacity as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and shall have qualified. Proxies may not be voted for more than seven persons. Following the Annual Meeting of Stockholders, the Board of Directors intends to reduce the number of directors to seven members since A. Douglas Jumper, Sr. is retiring from the Board. Unless otherwise directed, it is intended that shares of Common Stock represented by all proxies received by the Board of Directors will be voted in favor of the nominees listed below. Should any such nominee become unable or decline to accept election, which is not anticipated, it is intended that such shares of Common Stock will be voted for the election of such person or persons as the Board of Directors may recommend.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

                  The following table sets forth certain information concerning each nominee, each of whom is currently serving as a director. No information is included with respect to one current director, A. Douglas Jumper, Sr., who is retiring from the Board of Directors when his term ends on the date of the 2006 Annual Meeting:


Name                                        Age           Principal Occupation             Director Since
----                                        ---           --------------------             --------------

Thomas A. Broughton, III                    50    President and Chief Executive                 1986
                                                  Officer of ServisFirst Bank

Barry B. Donnell                            66    Chairman of the Board of the Company          1986

Lee Roy Jordan                              64    President of Lee Roy Jordan Redwood           1993
                                                  Lumber Company
                                                  (lumber supply business)

John W Lowe                                64     Partner, Lowe, Mobley & Lowe                  1984
                                                  (law firm)

David A. Roberson                          49     President and Chief Executive                 1996
                                                  Officer of the Company

Bobby Tesney                               61     Vice Chairman of Brown Jordan                 2003
                                                  International, Inc.
                                                  (casual and contract furniture
                                                  manufacturer)

J. Don Williams                            56     Senior Vice President, Chief                  2003
                                                  Financial Officer and Secretary of
                                                  Altec Industries, Inc.
                                                  (mobile equipment manufacturer)


                  Each nominee for the Board of Directors listed above has occupied the position indicated for at least the last five years, with the exception of Mr. Tesney, who served as President and Chief Executive Officer of WinsLoew Furniture, Inc. until January 2002, and Mr. Broughton, who served as Chairman of First Commercial Bank until August 2004. Mr. Tesney also serves as a director of Brown Jordan International, Inc.

                              CORPORATE GOVERNANCE

Code of Ethics

                  The Company has adopted a Code of Ethics, which applies to all the Company's employees, including the Company's Chief Executive Officer and Chief Financial Officer, and the Company's Board of Directors. A copy of the Company's Code of Ethics is posted on the Company's website (www.cavhomesinc.com). The Company intends to post amendments to and waivers
--------------------
from its Code of Ethics (to the extent applicable to the Company's directors or executive officers) on the Company's website (www.cavhomesinc.com), and will
                                              -------------------
also file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing any such amendments or waivers.

Director Attendance

                  During 2005, the Board of Directors of the Company held four regular meetings and three special meetings. Each director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served in 2005. The Company encourages all members of the Board of Directors to attend the Annual Meeting of Stockholders and in 2005, all current members of the Board of Directors were in attendance at the 2005 Annual Meeting of Stockholders.

Committees of the Board of Directors

                  The Board of Directors has four standing committees: the Executive Committee, the Compensation Committee, the Nominating and Governance Committee and the Audit Committee. The Executive Committee is composed of David A. Roberson, Barry B.Donnell and John W Lowe and is authorized to act in place of the full Board of Directors in certain circumstances.

Compensation Committee

                  The Compensation Committee, which held three meetings in 2005, is composed of Thomas A. Broughton, III (Chair), Lee Roy Jordan and J. Don Williams. The Compensation Committee administers the Company's stock option plans and sets the compensation of the executive officers of the Company. The Compensation Committee operates under a charter approved by the Board. The charter is posted on the Company's website at www.cavhomesinc.com.
                                              --------------------

                  All of the members of the Committee are independent within the meaning of the listing standards of the American Stock Exchange. The Board of Directors named Mr. Broughton as the chair of the Compensation Committee at the Board of Directors meeting immediately following the 2005 Annual meeting. He replaced as chair Mr. Norman W. Gayle, III, whose term as a director expired on the date of the 2005 Annual Meeting. Each of the other Committee members was reappointed on May 24, 2005.

Nominating and Governance Committee

                  The Nominating and Governance Committee held one meeting during 2005. The Nominating and Governance Committee is currently composed of A. Douglas Jumper, Sr. (Chair), Thomas A. Broughton, III, Bobby Tesney and Lee Roy Jordan. The Board of Directors intends to name a new chair of the Nominating and Governance Committee at the Board of Directors meeting immediately following the 2006 Annual Meeting, due to Mr. Jumper's retirement. The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors, and recommends to the Board of Directors the director nominees for the next annual meeting of stockholders. The Nominating and Governance Committee is also charged with developing and recommending to the Board of Directors corporate governance principles appropriate for the Company, in accordance with the guidelines and requirements established by the Securities and Exchange Commission ("SEC"). The Nominating and Governance Committee
                          ---
operates under a charter approved by the Board. The charter is posted on the Company's website at www.cavhomesinc.com.
                     --------------------

                  The Board selected the members of the Nominating and Governance Committee on May 24, 2005. All of the members of the Committee are independent within the meaning of the listing standards of the American Stock Exchange.

Audit Committee

                  The Audit Committee held six regular meetings and fifteen special meetings during 2005. The Audit Committee is currently composed of Bobby Tesney (Chair), A. Douglas Jumper, Sr. and J. Don Williams. Following the Annual Meeting, the Board will select a new member of the Audit Committee to replace Mr. Jumper. The Audit Committee, among other things, exercises sole authority over the selection each year of the Company's independent registered public accountants, preapproves all audit and non-audit services to be provided by the Company's independent registered public accountants, reviews and evaluates the performance of the Company's auditors, reviews the external and internal audit procedures, scope and controls practiced by the Company's independent registered public accountants and its internal accounting personnel, and evaluates the services performed and fees charged by the Company's independent registered public accountants to determine, among other things, that the non-audit services performed by such auditors do not compromise their independence. The Audit Committee also approves all related party transactions.

                  The Board selected the members of the Audit Committee on May 24, 2005. All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange. Mr. Tesney, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the American Stock Exchange.

Director Independence

                  The Board of Directors has determined that each of the following directors are independent of the Company in that such directors have no material relationship with the Company either directly or indirectly as a partner, shareholder or affiliate of an organization that has a relationship with the Company:

                  o        Thomas A. Broughton, III
                  o        Lee Roy Jordan
                  o        A. Douglas Jumper, Sr.
                  o        Bobby Tesney
                  o        J. Don Williams

The Board of Directors reexamines each director's independence annually. Mr. Roberson serves as an executive officer of the Company, and Mr. Donnell retired as an executive officer of the Company effective December 31, 2004. Mr. Lowe receives fees from the Company in connection with his representation of the Company in legal matters. While Mr. Broughton previously served as Chairman of the Board of the Company's primary lender, he resigned from this position during 2004 and no longer has a material relationship with the Company other than in his position as a director.

Nomination of Directors

                  The Nominating and Governance Committee considers candidates for Board membership suggested by its members, other Board members and stockholders of the Company. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Chairman of the Board or any member of the Nominating and Governance Committee in writing at Post Office Box 5003, 719 Scott Avenue, Suite 414, Wichita Falls, Texas 76301 with whatever supporting material the stockholder considers appropriate. Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy certain criteria set by the Board of Directors and detailed below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather background information with respect to professional, educational and community activities, interview the candidate, determine the candidate's willingness to serve, and review with the candidate the time requirement involved. It will also recommend and provide the opportunity for the prospective member to meet with the Company's Board members (individually or as a group) and Company management (individually or as a group). Candidates are selected for their good character, judgment and willingness to devote adequate time to Board duties. Assessment of potential candidates includes issues of diversity, age and skills in the context of an assessment of the perceived needs of the Board at that time. Directors may not serve on the boards of more than three public companies, including the Board of Directors of the Company.

Communication with Board of Directors

                  Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Chairman of the Board at Post Office Box 5003, 719 Scott Avenue, Suite 414, Wichita Falls, Texas 76301. The Chairman will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the Chairman, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee.

Non-Employee Director Compensation

                  The following table reflects the basis for compensation paid to each non-employee director.

                                                                             Committee
                                                        -----------------------------------------------------
                                                                                        Nominating and
           Title              Attendance          Board       Executive   Compensation    Governance       Audit
           -----              ----------          -----       ---------   ------------  --------------     -----
Board or Committee Chairman  Annual retainer     $ 10,000     $    --     $     5,000  $      5,000      $  15,000

Director                     Annual retainer       15,000       5,000              --            --             --

Director                     In person              2,500       1,500           1,500         1,500          2,500

Director                     Via telephone          1,000       1,000           1,000         1,000          1,000


Directors who attend committee meetings on the same dates as Board meetings are held are compensated for attending both the Board meeting and the committee meeting. John W Lowe serves as secretary for each of Board's committees, and receives a committee meeting fee for each meeting which he attends in his capacity as secretary. Directors who are also employees of the Company do not receive additional compensation for Board service. All directors are reimbursed for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

                  At the 2005 Annual Meeting, the stockholders approved the 2005 Non-Employee Directors Stock Option Plan (the "2005 Non-Employee Directors Plan") adopted by the Board of Directors on April 5, 2005. The 2005 Non-Employee
                                                               -----------------
Directors Plan replaced the 1993 Amended and Restated Nonemployee Directors
--------------
Stock Option Plan. Pursuant to the terms of the 2005 Non-Employee Directors Plan, each non-employee director receives an option to purchase 5,000 shares of Common Stock at fair market value upon first being elected to the Board of Directors. Additionally, annually on January 2, each non-employee director who has served as a director of the Company during the calendar year immediately preceding such date receives an option to purchase 5,000 shares of Common Stock at fair market value. Options granted under the 2005 Non-Employee Directors Plan generally have a term of ten years, and become exercisable as to one-twelfth of the shares of Common Stock subject to the grant on each monthly anniversary of the date of grant, as long as the director remains a director of the Company during the vesting period.

                             AUDIT COMMITTEE REPORT

                  In compliance with the requirements of the American Stock Exchange ("Amex"), the Audit Committee of the Company adopted a formal written charter approved by the Board of Directors which outlines the Audit Committee's responsibilities and how it carries out those responsibilities. On March 24, 2004, the Audit Committee amended and restated its charter, and the Amended and Restated Audit Committee Charter is attached hereto as Appendix A. The Audit Committee Charter also is available on the Company's website at www.cavhomesinc.com under the heading "Investor Relations" and the subheading
-------------------
"Corporate Governance." In connection with the performance of its responsibilities under its charter, the Audit Committee has:

                  o Reviewed and discussed the audited financial statements of the Company with management;

                  o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

                  o Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence; and

                  o Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                                         AUDIT COMMITTEE

                                                         Bobby Tesney (Chair)
                                                         A. Douglas Jumper, Sr.
                                                         J. Don Williams

                    RATIFICATION AND APPROVAL OF APPOINTMENT
                  OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

                  At the direction of the Audit Committee, the Board of Directors of the Company has unanimously selected, subject to ratification by the stockholders, the accounting firm of Carr, Riggs & Ingram, LLC as the independent registered public accountants for the Company for fiscal year 2006. Carr, Riggs & Ingram, LLC has served as the Company's independent auditor since September 15, 2005, replacing Deloitte & Touche LLP (see "Change in Auditors" below). Ratification of the selection of auditors is being submitted to the stockholders of the Company because the Board of Directors believes it is an important corporate decision in which stockholders should participate. If the stockholders do not ratify the selection of Carr, Riggs & Ingram, LLC or if Carr, Riggs & Ingram, LLC shall decline to act, resign or otherwise become incapable of acting, or if its engagement is otherwise discontinued, the Audit Committee will select other auditors for the period remaining until the 2007 Annual Meeting of Stockholders when engagement of auditors is expected again to be subject to ratification by the stockholders at such meeting.

                  Representatives of Carr, Riggs & Ingram, LLC will be in attendance at the Annual Meeting and will be provided an opportunity to address the meeting and to respond to appropriate questions from stockholders.


Fee Disclosure

                  The following table presents fees for professional services rendered by Carr, Riggs & Ingram, LLC for the audit of the Company's annual financial statements for fiscal 2005 and fees billed for audit-related services, tax services and all other services rendered by Carr, Riggs & Ingram, LLC for fiscal 2005.

                                                                 2005
                                                                 ----

                  (1) Audit Fees (a)                           $480,000

                  (2) Audit-related fees (b)                     47,000

                  (3) Tax fees                                        0

                  (4) All other fees                                  0

              (a) Fees for the audit of the Company's annual financial statements and the audit of the effectiveness of the Company's internal controls over financial reporting as required by Section 404 of Sarbanes Oxley. Includes amounts for expenses incurred during the audit.

              (b) Audit-related services for audit of a stand-alone subsidiary and consultations to assist in the response to comments from the Securities and Exchange Commission.



                  Upon effectiveness of final rules promulgated by the Securities and Exchange Commission relating to approval of non-audit services in May 2003, our Audit Committee began pre-approving all audit-related services, tax services and other services provided by our independent auditor. In connection with such pre-approval, our Audit Committee concluded that the provision of such services by Carr, Riggs & Ingram, LLC was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                  The Chairman of the Audit Committee, Mr. Tesney, has authority to approve engagement of our independent registered public accountants for accounting projects of up to $20,000 per project, as long as such pre-approvals are brought to the attention of the Audit Committee at its next committee meeting. Any engagement of our independent registered public accountants for accounting projects that involve fees in excess of $20,000 must have full Audit Committee approval.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF CARR, RIGGS & INGRAM, LLC.


                               CHANGE IN AUDITORS

Resignation of Deloitte & Touche LLP

                  Deloitte & Touche LLP ("Deloitte") served as the Company's independent accountants for the fiscal year ended December 31, 2004 and had audited the Company's financial statements since 1984. On June 21, 2005, Deloitte informed the Company that Deloitte was resigning from performing auditing services effective following completion of its services related to the review of the Company's interim financial statements for the quarter and six months ended July 2, 2005. The Company filed its Form 10-Q for the quarter and six months ended July 2, 2005 with the Securities and Exchange Commission on August 11, 2005, and Deloitte submitted its resignation as the Company's independent registered public accounting firm on August 15, 2005.

                  The audit reports of Deloitte on the Company's consolidated financial statements as of and for the years ended December 31, 2004 and December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                  During the years ended December 31, 2004 and December 31, 2003 and the subsequent interim period through August 11, 2005, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte's satisfaction, would have caused Deloitte to refer to the subject matter of the disagreements in connection with their report.

                  In connection with management's assessment of the Company's internal control over financial reporting as of December 31, 2004, management determined that the Company did not maintain effective internal control over financial reporting as of December 31, 2004. In completing its assessment, management identified the following material weakness in the design of internal control: the Company had a limited number of personnel within its accounting function to identify, research, review and conclude on non-routine or complex accounting matters and as a result, adjustments were identified related to the reserve for repurchase commitments and impairment of long-lived assets, which were not material to the consolidated financial statements.

                  Deloitte's certification of management's assessment of the Company's internal control over financial reporting as of December 31, 2004 included Deloitte's opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004. Deloitte has not advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist. No other reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company's fiscal years ended December 31, 2004 and December 31, 2003 and the subsequent interim period through August 11, 2005.

                  On August 19, 2005, the Company filed an amended Current Report on Form 8-K reporting the August 15, 2005 resignation of Deloitte, and the information set forth above regarding Deloitte's service as the Company's independent registered public accounting firm. In connection therewith, Deloitte furnished a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made above and, if not, stating the respects in which it did not agree. A copy of such letter is attached as Exhibit
16.1 to the Company's Current Report on Form 8-K filed on August 19, 2005.


Fees Billed to the Company by Deloitte
                                                                   2005                       2004
                                                                   ----                       ----

                  (1) Audit Fees (a)                            $28,000                 $1,092,000

                  (2) Audit-related fees (b)                     14,000                     73,000

                  (3) Tax fees (c)                               89,000                    160,000

                  (4) All other fees                                  0                          0


              (a) Fees for the audit of the Company's annual financial statements, the audit of the effectiveness of the Company's internal controls over financial reporting as required by Section 404 of Sarbanes Oxley and review of the Company's financial statements incorporated in the Company's Form 10-Q for the first and second quarter of fiscal 2005. Includes amounts for expenses incurred during the audit.

              (b) Audit-related services for audits of an employee benefit plan and stand-alone subsidiary, consultations to assist in the adoption of new accounting pronouncements and review of regulatory filings.

              (c) Non-audit services for tax return preparation, tax compliance services, support services related to tax return audits and tax consulting.



Engagement of Carr, Riggs & Ingram, LLC

         On September 15, 2005, the audit committee of the board of directors of the Company approved the engagement of Carr, Riggs & Ingram, LLC to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

         During the Company's fiscal years ended December 31, 2004 and December 31, 2003 and the subsequent interim period prior to the Company's engagement of Carr, Riggs & Ingram, LLC on September 15, 2005, the Company did not consult with Carr, Riggs & Ingram, LLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in paragraphs
(a)(1)(iv) or (a)(1)(v) or Item 204 of Regulation S-K.

                  EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

Executive Officers

                  The following table sets forth certain information concerning the executive officers of the Company, who are elected annually by the Board of
Directors:

Name                                               Age                 Position with the Company
----                                               ---                 -------------------------

David A. Roberson                                  49            President and Chief Executive Officer

Michael R. Murphy                                  60         Vice President, CFO and Secretary-Treasurer

Gregory A. Brown                                   48                   Chief Operating Officer


                  Mr. Roberson has served as the Company's President and Chief Executive Officer since 1996. Mr. Murphy has served as the Company's Chief Financial Officer and Secretary-Treasurer since 1996. Mr. Brown was named Chief Operating Officer in February 2002. Prior to becoming Chief Operating Officer, Mr. Brown had served as the Company's Director of Manufacturing Operations since 1999. From 1985 to 1999, Mr. Brown held various positions with Brigadier Homes, an operating division of the Company, serving lastly as General Manager.

Ownership of Equity Securities

                  Set forth below is information as of March 27, 2006, with respect to the beneficial ownership of the Common Stock of the Company by (a) each of the directors of the Company (which directors, other than Mr. Jumper, also constitute the nominees for election as directors at the Annual Meeting),
(b) the Company's President and Chief Executive Officer and the two other executive officers of the Company, and (c) all directors and executive officers of the Company as a group.



                                                        Number of            Percent
                                                          Shares            of Class
Name of Individual                                     Beneficially       Beneficially
or Persons in Group                                      Owned(1)           Owned(1)
-------------------                                      -----              -----

Thomas A. Broughton, III                                126,207(2)              *
Gregory A. Brown                                        100,012(3)              *
Barry B. Donnell                                       1,199,425(4)           6.54%
  719 Scott Avenue, Suite 414
  Wichita Falls, TX 76301
Lee Roy Jordan                                          34,147(5)               *
A. Douglas Jumper, Sr.                                  908,200(6)            4.95%
John W Lowe                                             130,664(7)              *
Michael R. Murphy                                       200,234(8)            1.07%
David A. Roberson                                       594,670(9)            3.24%
Bobby Tesney                                            15,200(10)              *
J. Don Williams                                         40,000(11)              *
All directors and executive officers (10 persons)     3,348,759(12)          17.16%


                  In addition to Mr. Donnell, the following persons have reported ownership in the Company at a level greater than 5%, according to statements on Schedule 13D or 13G as filed by such persons with the Securities and Exchange Commission:

                                                        Number of            Percent
                                                          Shares            of Class
         Name of Individual                           Beneficially       Beneficially
         or Persons in Group                              Owned              Owned
         -------------------                              -----              -----

         Keely Asset Management Corp.                 1,190,000 (13)          6.50%
          401 South LaSalle Street
          Chicago, IL  60605
         Dimensional Fund Advisors, Inc.              1,245,192 (14)          6.80%
          1299 Ocean Avenue
          11th Floor
          Santa Monica, CA 90401
         GAMCO Investors, Inc.                        2,222,118 (15)         12.14%
          One Corporate Center
          Rye, NY  10580

  * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

         (1) Beneficial ownership in the foregoing table is based upon information furnished by the persons listed. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 27, 2006, that such person or group has the right to acquire within 60 days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of Common Stock reflected.

         (2) Includes 16,477 shares beneficially owned in an Individual Retirement Account and 33,900 shares owned by the minor children of Mr. Broughton. Includes 49,540 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter.

         (3) Includes 92,500 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter.

         (4) Includes 310,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter, 100,000 shares held by the Donnell Foundation, of which Mr. Donnell is co-trustee and 100,000 shares beneficially owned in an Individual Retirement Account. Mr. Donnell has voting and investment power with respect to the shares of the Company held by the Donnell Foundation. Also includes 13,000 shares held in his wife's Individual Retirement Account and 7,000 shares owned directly by his wife. Also includes 100,000 shares held by the Sam Donnell Family Limited Partnership, 1% of which is held by a limited liability company in which Mr. Donnell holds 51% of the limited liability company interests. Mr. Donnell disclaims beneficial ownership of the shares held directly by his wife and the shares held in his wife's Individual Retirement Account.

         (5) Includes 29,647 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter.

         (6) Includes 56,200 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter. Also includes 62,500 shares held of record by the Thomas D. Keenum, Sr. Trust, of which Mr. Jumper is a co-trustee (but not a beneficiary) along with Mr. Keenum. Mr. Keenum and Mr. Jumper are first cousins, and the trust is primarily for the benefit of Mr. Keenum and his spouse and their descendants. Mr. Jumper disclaims beneficial ownership of the shares held in this trust.

         (7) Includes 29,647 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter.

         (8) Includes 155,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter, 4,700 shares held in Mr. Murphy's Individual Retirement Account and 3,700 shares held in his wife's Individual Retirement Account. Mr. Murphy disclaims beneficial ownership of the shares held in his wife's Individual Retirement Account.

         (9) Includes 6,510 shares beneficially owned in an Individual Retirement Account, 1,874 shares held in his wife's Individual Retirement Account, and 512 shares owned by the children of Mr. Roberson. Includes 17,761 shares held by a family limited partnership of which Mr. Roberson is the general partner. Includes 290,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter. Also includes 125,000 shares beneficially owned by the Estate of Jerry F. Wilson which are issuable pursuant to a stock option presently exercisable. Mr. Roberson is a co-executor (but not a beneficiary) of this estate along with Mr. Wilson's widow. Mr. Roberson disclaims beneficial ownership of the shares held in Mr. Wilson's estate.

         (10) Includes 10,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter.

         (11) Includes 35,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2006, or within 60 days thereafter.

         (12) See notes 1-11 above.

         (13) In a Schedule 13G filed February 14, 2006, Keely Asset Management Corp., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole dispositive power over 1,190,000 shares. All information in this footnote was obtained from the Schedule 13G filed by Keely Asset Management Corp.

         (14) In a Schedule 13G filed on February 6, 2006, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole voting and dispositive power of 1,245,192 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the issuers described in the schedule that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All information in this footnote was obtained from the Schedule 13G filed by Dimensional.

         (15) In a Schedule 13D filed April 7, 2006, Mario J. Gabelli, and various entities which he directly or indirectly controls or for which he acts as chief investment officer ("Gabelli"), reported having shared power to vote or dispose of 2,222,118 shares of Common Stock. Included in the Schedule 13G is GGCP, Inc., GAMCO Investors, Inc. ("GBL"), a public company listed on the New York Stock Exchange, and the following entities of which GBL is the parent company: GAMCO Asset Management, Inc., Gabelli Funds, LLC, Gabelli Securities, Inc., Gabelli Advisors, Inc., MJG Associates, Inc., Gabelli Foundation, Inc., Mario Gabelli, Lynch Corporation and Interactive Corporation. All information in this footnote was obtained from the Schedule 13D filed by Gabelli.

                             EXECUTIVE COMPENSATION

                  The following tables, graphs and other information provide details concerning executive compensation.

Performance Graph

                  The following indexed graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the Standard and Poor's 500 Stock Index and (ii) a group of public companies, each of which is engaged in the business of designing, producing and selling manufactured homes. The industry group companies included in the index are Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Nobility Homes,
Inc., Palm Harbor Homes, Inc., Skyline Corporation and Southern Energy Homes,
Inc.

                  Comparison of 5 Year Cumulative Total Return
        Assumes Initial Investment of $100 and Reinvestment of Dividends

                                    [GRAPH]


                                   2000       2001       2002        2003       2004       2005
                                   ----       ----       ----        ----       ----       ----

Cavalier                           100.00    331.43     221.71      340.57     673.14     737.14

S&P 500                            100.00     88.12      68.64       88.33      97.94     102.75

Peer Group                         100.00    179.91     107.91      143.05     191.81     200.32


Report of the Compensation Committee

                  General. The Compensation Committee of the Board of Directors (the "Committee") consists of three directors, Thomas A. Broughton, III (Chair), Lee Roy Jordan and J. Don Williams. The Committee is responsible for establishing the base salary and annual bonus of the Company's executive officers. The Committee also reviews other matters relating to compensation of the Company's executive officers and administers the terms, conditions and policies of, and the benefits granted under, the 1993 Amended and Restated Nonqualified Stock Option Plan, the 1996 Key Employee Stock Incentive Plan (the "1996 Plan"), the Executive Incentive Compensation Plan (the "EICP"), the 2005 Incentive Compensation Plan and the 2005 Non-Employee Directors Plan. In addition, the Committee is responsible for administering options granted under the Belmont Homes, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors that were converted in the merger involving Belmont into options to purchase shares of the Company's Common Stock. For a further description of the functioning of the Committee, please see the Committee's charter which is posted on the Company's website at www.cavhomesinc.com.
                            --------------------

                  Compensation Policies. The Committee believes that the most effective executive compensation program is one which provides incentives to achieve both increased profitability and longer-term stockholder value. In this regard, the Committee believes executive compensation should be comprised of a reasonable annual base salary and an annual cash bonus program that rewards the executive officers in a manner directly related to the annual profitability of the Company. The Committee further believes that annual base salary and bonus arrangements should be supplemented with equity-based programs, pursuant to which the Company affords the ownership and retention of the Company's Common Stock by its executive officers and other key employees. The Committee endorses the proposition that equity ownership by management is beneficial because it aligns management's and stockholders' interest in the enhancement of stockholder value. The Committee feels that the combination of these programs helps to assure that the Company's executive officers and other key employees have a meaningful stake in the Company, its value, and its long-term and short-term performance.

                  The Committee determines base salary, bonus and other components of executive compensation upon the basis of corporate performance, judged by revenues, earnings, stock trading prices, and strategies, and return on equity and earnings per share in relation to an industry peer group (which generally are the companies in the industry group included in the index for the performance graph set forth above), and on the basis of the Committee's subjective perception of a particular executive's performance and worth to the Company, the Company's past compensation practices and a comparison of the Company's executive compensation with the compensation paid by other companies in the same industry and, to a lesser extent, a random selection of other companies. The Committee's decisions respecting stock option grants generally are made using the same criteria discussed above, and take into consideration the number of unexercised options held by the executive officers, exercise prices and market prices of the Company's Common Stock. In making executive compensation decisions, the Committee also considers the views of Mr. Roberson and any information provided by him.

                  2005 Incentive Compensation Plan. Following stockholder approval in 2005, the Committee utilizes the 2005 Incentive Compensation Plan to provide equity-based incentives. Subject to the terms of the 2005 Incentive Compensation Plan, the Committee has express authority to determine the Eligible Persons who will receive awards, the number of shares of Common Stock or stock appreciation rights to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2005 Incentive Compensation Plan and its administration, to interpret and construe the 2005 Incentive Compensation Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2005 Incentive Compensation Plan. Awards granted under the 2005 Incentive Compensation Plan may take a variety of forms, including awards of stock options, stock appreciation rights, restricted stock and performance shares.

                  The Committee previously awarded annual bonuses primarily under the EICP. With the adoption of the 2005 Incentive Compensation Plan, the Committee now plans to award annual bonuses under the covered employee incentive award provisions of the 2005 Incentive Compensation Plan.

                  Chief Executive Officer Compensation. The Committee initially established Mr. Roberson's compensation for 2005 according to the policies, bases, relationships to corporate performance and restructuring of executive compensation that are discussed above as being applicable to the Company's executive officers generally. On June 17, 2004, the Committee approved an increase of Mr. Roberson's salary to $325,000, a reinstatement of a portion of the base salary Mr. Roberson voluntarily relinquished in 2000. The increase was effective July 1, 2004, and was approved by the Committee in light of the Company's improved performance during the first half of 2004. On January 5, 2006, the Committee approved an increase in Mr. Roberson's salary to $350,000. On March 13, 2006, the Board of Directors approved the Committee's recommendation to award Mr. Roberson a $300,000 cash bonus in light of the Company's performance during 2005.

                  Mr. Roberson is eligible to participate in the Company's 401(k) plan, and was previously eligible to participate in a deferred compensation plan which was terminated as of December 31, 2002. Mr. Roberson also previously had a split dollar insurance agreement with the Company, pursuant to which the Company paid the premiums on a life insurance policy for Mr. Roberson's benefit, with the Company entitled to be reimbursed for the premiums paid out of the cash surrender value on cancellation of the policy or when the death benefits are paid. The passage of the Sarbanes-Oxley Act of 2002 created some ambiguities regarding the continuation of such split dollar insurance plans, and Mr. Roberson and the Company agreed to terminate his split dollar insurance agreement effective December 22, 2003. Under the provisions of the split dollar agreement termination, Mr. Roberson agreed to transfer the split dollar policy to the Company in complete satisfaction of all amounts payable to the Company under the split dollar agreement. The Company paid insurance premiums in the amount of $18,385 on behalf of Mr. Roberson during 2005 and also paid Mr. Roberson $11,614 to offset certain taxes Mr. Roberson incurred as a result of the insurance premium payments by the Company.

Members of the Compensation Committee:
                                            Thomas A. Broughton, III, Chairman
                                            Lee Roy Jordan
                                            J. Don Williams


Compensation Committee Interlocks and Insider Participation

                  None of Messrs. Broughton, Jordan or Williams is now or was during the last fiscal year an officer or employee of the Company or any of its subsidiaries. During 2005, none of the Company's executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of Messrs. Broughton, Jordan or Williams served as an executive officer.

Summary Compensation Table

                  The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to the Company's Chief Executive Officer and the other executive officers of the Company in each of the last three fiscal years, unless otherwise noted.

                                                                        Long-Term Compensation
                                                                        ----------------------
                                         Annual Compensation              Awards        Payouts
                                         -------------------              ------        -------
                                                                  Restricted Securities
                                                                  Stock      Underlying    LTIP       All Other
Name and Principal Position           Year     Salary     Bonus    Awards     Options     Payouts   Compensation
---------------------------           ----     ------     -----    ------     -------     -------   ------------

David A. Roberson -
   President and Chief Executive      2005     325,000   300,000     --          --         --        33,419(4)
    Officer
                                      2004    300,000(1) 150,000     --          --         --        33,114(5)
                                      2003    281,250(2)   -0-       --          --      62,357(3)    19,120(6)

Michael R. Murphy -
  VP, CFO and Secretary-Treasurer     2005     175,000   150,000     --          --         --        3,339(4)
                                      2004    160,000(1) 100,000     --          --         --        2,011(5)
                                      2003    146,250(2)   -0-       --          --      30,231(3)    2,852(6)

Gregory A. Brown -
   Chief Operating Officer            2005     250,000   225,000     --          --         --        3,339(4)
                                      2004    230,000(1) 100,000     --          --         --        2,893(5)
                                      2003    213,750(2)   -0-       --          --      149,534(3)   3,400(6)

         (1) Effective July 1, 2004, the Board of Directors approved the reinstatement of certain base salary levels previously voluntarily reduced by Messrs. Roberson, Murphy and Brown. Mr. Roberson's base salary increased to $325,000 per year, a portion of the $375,000 per year he received in 2000. Mr. Murphy's base salary increased to $175,000 per year and Mr. Brown's base salary increased to $250,000 per year.

         (2) Messrs. Roberson, Murphy and Brown voluntarily agreed to reduce their salaries in April 2003, in light of Company performance and poor industry conditions. Mr. Roberson was paid at a base rate of $300,000 per year until April 1, 2003, when the amount decreased to $275,000. Mr. Murphy was paid at a base rate of $150,000 per year until April 1, 2003, when the amount decreased to $145,000. Mr. Brown was paid at a base rate of $225,000 per year until April 1, 2003, when the amount decreased to $210,000.

         (3) Amounts paid to Messrs. Roberson, Murphy and Brown in connection with the termination of the deferred compensation plan, which amounts represent compensation earned and deferred in prior years.

         (4) Includes matching contribution made by the Company to its 401(k) plan during 2005 on behalf of Mr. Roberson in the amount of $3,420, on behalf of Mr. Murphy in the amount of $3,339 and on behalf of Mr. Brown in the amount of $3,339. Also includes $18,385 paid to Mr. Roberson for premiums on life insurance policies and $11,614 for taxes on life insurance premiums.

         (5) Includes matching contribution made by the Company to its 401(k) plan during 2004 on behalf of Mr. Roberson in the amount of $3,485, on behalf of Mr. Murphy in the amount of $2,011 and on behalf of Mr. Brown in the amount of $2,893. Also includes $18,385 paid to Mr. Roberson for premiums on life insurance policies and $11,244 for taxes on life insurance premiums.

         (6) Includes matching contribution made by the Company to its 401(k) plan during 2003 on behalf of Mr. Roberson in the amount of $3,120, on behalf of Mr. Murphy in the amount of $2,852 and on behalf of Mr. Brown in the amount of $3,400. Also includes $16,000 paid to Mr. Roberson for premiums on life insurance policies.

Information Concerning Stock Options

2005 Stock Option Grants

                  The Company did not grant any stock options to its executive officers in 2005.

2005 Aggregated Option Exercises

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values



                       Shares
                       Acquired
                       on            Value           Number of Unexercised             Value of Unexercised
                       Exercise      Realized       Options/SARs at FY-End         In-the-Money Options/SARs at FY-End
        Name              (#)          ($)                    (#)                             ($)1
        ----              ---          ---                    ---                             ---
         (a)              (b)          (c)                    (d)                             (e)
                                                    Exercisable  Unexercisable     Exercisable    Unexercisable
                                                    -----------  -------------     -----------    -------------
David A. Roberson          -            -             290,000           0              $342,688           0

Michael R. Murphy          -            -             155,000           0              177,625            0

Gregory A. Brown           -            -              92,500           0              170,875            0


         1 A fair market value of $6.45 per share is used to calculate the value of unexercised options, which is based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on December 30, 2005, the final trading day of 2005. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised.

Long-Term Incentive Compensation

                  The Company did not make any awards under long-term incentive plans in 2005.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  As of December 31, 2005, the Company had a credit agreement (the "Credit Facility") with its primary lender, First Commercial Bank. The
      ---------------
Credit Facility is comprised of a revolving line of credit which provides for borrowings (including letters of credit for insurance policies) up to $25,000,000 and a real estate term loan component of $10,000,000 which are cross-secured and cross-defaulted. First Commercial Bank has also issued letters of credit for five industrial development bond issues relating to Company properties and provides financing to certain Texas joint ventures in which the Company is a limited partner, as further described below. The Company made payments to First Commercial Bank in the approximate amount of $694,000 for interest, commitment, letter of credit and various bond-related fees in 2004. Mr. Broughton served as the Chairman of First Commercial Bank through August 31, 2004. The Company believes that the terms of the Credit Facility and these other financing arrangements are reasonable compared to terms that would be present in a similar credit facility or other financing arrangements entered into with an unaffiliated entity.

                  The Company purchased raw materials of approximately $21,586,000 from MSR Forest Products, LLC and Alliance Homes, Inc. during 2005. Cavalier owns a minority interest in each of these companies. Jonathan B. Lowe and Michael P. Lowe, sons of John W Lowe, have a minority ownership interest in MSR Forest Products, LLC, and Richard Roberson, Mr. Roberson's brother, also has a minority ownership interest in and is an executive officer of MSR Forest Products, LLC. The Company believes that the payments made for the products purchased from MSR Forest Products, LLC were reasonable compared to amounts that would have been paid to unaffiliated entities for similar products. The Company recorded net income of investees accounted for by the equity method of $775,000 for the year ended December 31, 2005 for its investment in both MSR Forest Products, LLC and WoodPerfect, Ltd. The Company owns a ten percent interest in MSR Forest Products, LLC and a thirty-five percent interest in WoodPerfect, Ltd. WoodPerfect, Ltd. owns a twenty-four percent interest in MSR Forest Products, LLC, giving the Company an additional indirect interest in MSR Forest Products.

                  The Company used the services of a law firm, Lowe, Mobley & Lowe, a partner of which, Mr. John W Lowe, serves as one of our directors and general counsel to the Company. The Company paid legal fees to this firm for Mr. Lowe's services as general counsel and the firm's defense of litigation against the Company, in the sum of $414,000 during 2005. In addition, the firm received, from the proceeds of the settlement of a Company claim, an indirect legal fee payment of $74,000 in 2005.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange (the Company is now listed on the American Stock Exchange). Copies of these reports must also be furnished to the Company. Based solely on a review of copies of such reports furnished to the Company, the Company believes that during 2005 only one late filing on Form 4 was made by Mr. Donnell in connection with his reporting of his annual non-employee stock option grant in January 2005. The Company believes that during 2005 all other applicable filing requirements were complied with in a timely manner.

                                  OTHER MATTERS

                  The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                              STOCKHOLDER PROPOSALS

                  Stockholder proposals submitted for consideration at the 2007 Annual Meeting of Stockholders must be received by the Company no later than December 19, 2006, to be considered for inclusion in the 2007 proxy materials. According to the Company's By-laws, for a stockholder proposal to be properly brought before the 2007 Annual Meeting of Stockholders (other than a proposal to be considered for inclusion in the 2007 proxy materials), it must be a proper matter for stockholder action and must be delivered to the secretary of the Company no earlier than January 18, 2007 and no later than February 19, 2007.

                                                  CAVALIER HOMES, INC.



                                                  Michael R. Murphy
                                                  Secretary
Addison, Alabama
April 18, 2006

                                                                    APPENDIX A
                                                                    ----------

                             AUDIT COMMITTEE CHARTER


                     CAVALIER HOMES, INC. BOARD OF DIRECTORS
                         CHARTER OF THE AUDIT COMMITTEE

Committee Role

The role of the audit committee, acting on behalf of the Board of Directors, is to (a) assist the Board of Directors in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; and (b) prepare the report that Securities and Exchange Commission rules require be included in the Company's annual proxy statement. The committee may also have other duties as assigned to it by the Board. An integral function of the committee is to effectively communicate with other board committees, executive officers, independent auditors and corporate counsel.

Company management is responsible for financial statement preparation and the independent auditors are responsible for auditing those financial statements. Accordingly, the committee's role does not provide any expert or special assurance as to the financial statements or other financial information reported by the Company.

In its oversight role, the committee may investigate any matter brought to its attention concerning accounting, financial reporting, internal control and audit practices of the Company and shall have full access to Company books, records, and personnel.

Committee Membership and Independence

The committee includes at least three, and no more than six, independent board members, with the exact number and selection of members to be determined by the Board of Directors. Qualifications of members include industry knowledge, ability to read and understand financial statements, and an understanding of business risks and controls. No member of the committee may receive any compensation from the Company other than director's fees. Each member shall meet the independence and financial literacy requirements for audit committees, and at least one member must meet the accounting or related financial expertise requirement, of the American Stock Exchange, and each member shall meet the independence requirements for audit committee members of the Securities and Exchange Commission and as set forth in the Securities Exchange Act of 1934, as amended. In the case of any member who serves on the audit committee of more than three public companies (including the Company), the Board of Directors shall have determined that such simultaneous service would not impair the ability of such member to effectively serve on the Company's audit committee and such determination shall be disclosed in the Company's annual proxy statement. The committee shall have the authority to retain legal, accounting and other advisors at the committee's discretion and without seeking approval of the Board of Directors.

The Board of Directors shall appoint one committee member as chairperson which member shall meet the accounting or related financial management expertise requirement of the American Stock Exchange. The chairperson will be responsible for scheduling and presiding over meetings, preparing agendas and reporting to the Board. The chairperson will act as liaison to the Company's executive officers and independent auditors.

Primary Committee Responsibilities

The primary responsibilities of the committee are as follows:

(1) Exercise sole authority over the appointment, retention, discharge or replacement of the independent auditors to be retained by the Company (or nominated for shareholder approval), each of which independent auditors shall be a registered public accounting firm as and when required by the Securities Exchange Act of 1934 and/or the rules and regulations promulgated thereunder. The external auditors are accountable to the Board and audit committee as representatives of the Company's shareholders. The audit committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors. The committee shall be directly responsible for the appointment, compensation and oversight of the work of any independent auditors and/or registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor and/or registered public accounting firm shall report directly to the audit committee.
(2) Preapprove, consistent with the requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, all auditing services and non-audit services provided to the Company by its independent auditors, other than such non-audit services as are prohibited to be performed by the independent auditors pursuant to such Section 10A as amended and other than as provided in the de minimis exception set forth in such Section 10A as amended. The following non-audit services are not to be provided by the external auditors: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution in kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser, or investment banking services; and legal services and expert services unrelated to the audit. The committee may delegate to one or more designated members of the committee the authority to grant the required preapprovals, provided that the decisions of any member(s) to whom such authority is delegated to preapprove an activity shall be presented to the full committee at each of its scheduled meetings.
(3) Evaluate annually the performance of the external auditors, including their effectiveness, objectivity and independence. The committee should receive from the independent auditors a written statement, in accordance with Independence Standards Board Standard No. 1, confirming their independence. Additionally, the committee shall require disclosure of and shall review relationships or services involving the external auditors that could impair their objectivity and independence and take or recommend to the Board appropriate action to ensure the external auditor's independence.
(4) Obtain and review from the independent auditors, at least annually, a report which describes: (i) the auditing firm's quality control procedures;
     (ii) any material issues raised by the most recent internal quality-control review, or peer review of the auditing firm, or by an inquiry or investigation by governmental or professional authorities within the preceding five years (and the steps taken to deal with such issues); and
     (iii) all relationships between the independent auditor and the Company.
(5) Periodically and at least annually evaluate and discuss with the independent auditor such auditor's independence, effectiveness and performance, including the experience and qualifications of the senior members of the independent auditor team and any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or the independent auditor on a regular basis. The committee shall present its conclusions regarding its evaluation of the independent auditor to the Board of Directors.
(6) Receive and review from the independent auditor reports of the following information as and when required by Section 10A(k) of the Securities Exchange Act of 1934: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.
(7) Review the independent auditor's overall scope and focus of the annual and interim audits, as well as the scope of review of unaudited quarterly information. The committee should receive and review all audit reports.

(8) Review and discuss the results of the audit and the audited financial statements with Company management and the independent auditors. Discussions shall include the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation" and other matters as required by Statement of Auditing Standards No. 61. The Committee should review the Company's significant accounting principles, sensitive estimates, reserves, accruals, judgmental areas, and audit adjustments, both recorded and unrecorded. Additionally, such discussions shall include other matters that either the Committee or the independent auditors deem appropriate.
(9) Review with the independent auditor any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. This review shall also include discussion of the responsibilities, budget and staffing of the Company's internal audit function.
(10) Review all major financial reports in advance of filing, including the Form 10-K and Forms 10-Q. Review earnings release prior to issuance if there are significant issues to be reported. Review and discuss earnings releases, and financial information and earnings guidance provided to analysts and ratings agencies.
(11) Take such actions as are reasonably necessary to be in a position to issue, and to issue, an annual report to be included in the Company's proxy statement as required by the Securities and Exchange Commission.
(12) Review and discuss the Company's policies on risk assessment and management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
(13) Review and discuss with Company management and independent auditors the quality of and compliance with the Company's internal controls that affect key financial statement issues and risks.
(14) Review and discuss with Company management, independent auditors and corporate counsel any SEC or other significant regulatory inquiries and examinations, including findings, recommendations and management responses.
(15) Discuss with Company management and corporate counsel any legal matters that may have a significant impact on the Company's financial statements.
(16) Meet separately, at least quarterly, with Company management, the internal auditors of the Company and the independent auditors of the Company.
(17) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
(18) Determine appropriate funding, to be provided by the Company, for payment of compensation (i) to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report; and (ii) to any advisers employed by the committee.
(19) Set clear hiring policies for employees or former employees of the independent auditors.
(20) Review, at least annually, all related party transactions.
(21) Self-assess the performance of the audit committee.
(22) Report regularly to the Board of Directors on the activities of the committee and review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

Annual Performance Evaluation

The committee shall review: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; and (d) earnings press releases (with particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. The committee shall also review its charter annually.

Meetings

The audit committee should conduct regular meetings, and special meetings should be called as circumstances require. The committee may act by unanimous written consent in lieu of a meeting if all members of the committee execute such consent. A majority of the members of the committee shall constitute a quorum at any meeting of the committee. A majority of the members in attendance at any meeting at which a quorum is present shall constitute the action of the committee. Any or all members of the committee may participate in any meeting of the committee, including without limitation any meeting of the committee with management, the internal auditors of the Company, or the independent auditors of the Company, by, or conduct such meeting through the use of, any means of communication, including without limitation telephone conference, by which all persons participating may simultaneously hear each other during the meeting, and a committee member participating in a meeting of the committee by this means shall be deemed to be present at such meeting.
















Adopted and approved by the Audit Committee on March 24, 2004

1/1415416.10

                           CAVALIER HOMES, INC. PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints David A. Roberson and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Tuesday, May 23, 2006, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth Harbert Plaza, 1906 6th Avenue North, Birmingham, Alabama and at any adjournment or postponement thereof, in the following manner:

         1.    ELECTION OF DIRECTORS

         [ ]   FOR all nominees listed below            [ ]  AUTHORITY WITHHELD
              (except as otherwise instructed below)         to vote for all
                                                             nominees
                                                             listed below

         Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan,John W Lowe, David A. Roberson, Bobby Tesney and J. Don Williams


To withhold authority to vote for any nominee, write that nominee's name in the space provided below.


         2. PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF CARR, RIGGS & INGRAM, LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

         [ ]  FOR                    [ ]  AGAINST                [ ]  ABSTAIN


3.       OTHER MATTERS

         [ ]   In their discretion, upon such other    [ ]   AUTHORITY WITHHELD
               matters as may properly come before           to vote upon such
               the meeting                                   matters



                            (Sign on the Other Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR
ITEM 2 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


                                    Dated: _____________________, 2006

                                    -------------------------------------------
                                    Signature

                                    -------------------------------------------
                                    Signature


                  Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

          Please Date, Sign and Return TODAY in the Enclosed Envelope.

               No Postage Required if Mailed in the United States.